EXHIBIT 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
I, Howard Widra, Chief Executive Officer of Apollo Investment Corporation, certify that:
1.I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of Apollo Investment Corporation;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	August 12, 2020
/s/ HOWARD WIDRA
Howard Widra
Chief Executive Officer